Exhibit (q)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors or

Trustees, as the case may be, of

AIG SERIES TRUST

ANCHOR SERIES TRUST

SUNAMERICA EQUITY FUNDS

SUNAMERICA FOCUSED SERIES, INC.

SUNAMERICA INCOME FUNDS

SUNAMERICA MONEY MARKET FUNDS, INC.

SUNAMERICA SENIOR FLOATING RATE FUND, INC.

(collectively, the “Funds”)

do hereby severally constitute and appoint Peter A. Harbeck, Donna M. Handel, John T. Genoy, James Nichols, Gregory N. Bressler, Kathleen D. Fuentes, John E. McLean, Nori L. Gabert and/or or any of them, the true and lawful agents and attomeys-in-fact of the undersigned with respect to all matters arising in connection with (i) filings with the Securities and Exchange Commission, including but not limited to registration statements on Form N-1A and Form N-14, and any and all amendments thereto, proxy and information statements, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) all filings with, and other documents with respect to, states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof, including but not limited to Articles of Incorporation, Declarations of Trust, By-Laws, and any and all amendments thereto, with full power and authority to execute said document or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the applicable states, cities, municipalities, regulatory bodies, self-regulatory bodies, stock exchanges or divisions thereof. The undersigned hereby give to said agents and attomeys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attomeys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attomeys-in-fact, or any substitute or substitutes, may do by virtue hereof. The undersigned hereby acknowledges that this Power of Attorney supercedes and replaces all prior Powers of Attorney relating to the subject matter herein.

WITNESS the due execution hereof on the date and in the capacity set forth below.

Signature	Title	Date

/s/ Peter A. Harbeck	Director/Trustee	June 3, 2008
Peter A. Harbeck

/s/ Samuel M. Eisenslat	Director/Trustee	June 3, 2008
Samuel M. Eisenslat

/s/ Stephen J. Gutman	Director/Trustee	June 3, 2008
Stephen J. Gutman

/s/ Jeffrey S. Burum	Director/Trustee	June 3, 2008
Jeffrey S. Burum

/s/ William F. Devin	Director/Trustee	June 3, 2008
William F. Devin

/s/ Dr. Judith L. Craven	Director/Trustee	June 3, 2008
Dr. Judith L. Craven

/s/ William J. Shea	Director/Trustee	June 3, 2008
William J. Shea

/s/ Donna M. Handel	Treasurer (Principal Financial	June 3, 2008
Donna M. Handel	and Accounting Officer)

/s/ John T. Genoy	President (Principal	June 3, 2008
John T. Genoy	Executive Officer)

*	Mr. Burum is not a Director/Trustee of SunAmerica Senior Floating Rate Fund, Inc. or Anchor Series Trust.
**	Mr. Devin and Dr. Craven are not Trustees of Anchor Series Trust.

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